UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

CACTUS VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52446	000-52446
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 300-2131

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Actinium Pharmaceuticals, Inc. (“Actinium”), which recently completed a reverse merger with Cactus Ventures, Inc. (“Cactus”), today announced that following its successful completion on December 19, 2012 (the “Closing Date”) of the sale of a total of $5.1 million of its equity securities in a private offering to accredited investors, that offering has terminated.  Accordingly, Cactus does not intend to continue that offering.  In total, the completed private offering involved the sale and issuance of 9.3 million shares of common stock of Actinium, warrants to purchase 9.3 million shares of common stock of Actinium exercisable for 120 days from the Closing Date at $0.55 per share and warrants to purchase approximately 4.6 million shares of common stock of Actinium exercisable for 5 years from the Closing Date at $0.825 per share.  Such shares of common stock and warrants of Actinium have been and will be exchanged for equivalent securities of Cactus in connection with the reverse merger transaction that closed on December 28, 2012.  More detailed information about Actinium, Cactus and the transactions described above may be found in Amendment No. 2 to the Current Report on Form 8-K filed by Cactus on January 28, 2013.

This Form 8-K updates and supersedes the information related to Actinium’s private offering provided in its press releases dated December 26, 2012 and January 3, 2013.

Cactus may raise additional capital in one or more future private offerings.  Any securities offered by Cactus in a future private offering will not be registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Form 8-K is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Form 8-K contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, and to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about Cactus’ industry, management's beliefs and certain assumptions made by management. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in Cactus’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from Cactus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2013	CACTUS VENTURES, INC.

	By:	/s/ Jack Talley
Jack Talley
President and Chief Financial Officer